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                                    EXHIBIT 1


DEAL WILL CONSIST OF 284 MORTGAGE LOANS 60.4% OF WHICH WERE PRODUCED BY A LEHMAN AFFILIATE AND 39.6% PRODUCED BY FIRST UNION NAT BK.

This is for your information only and is not an offer to sell or a solicitation of an offer to buy the securities mentioned. The information has been obtained or derived from sources believed by us to be reliable, but we do not represent that it is accurate or complete. Any opinions or estimates contained in this information constitute our judgment as of this date and are subject to change without notice. First Union Capital Markets Corp. (FUCMC) or its affiliates may provide advice or may from time to time acquire, hold or sell a position in the securities mentioned herein. FUCMC is a subsidiary of First Union Corporation and is a member of the NASD and SIPC.